SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 6, 2008

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact name of Registrants as Specified in their Charters)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(States or Other Jurisdiction	(Commission file Numbers)	(IRS Employer
of Incorporation)		Identification Nos.)

Five Greenwich Office Park, Greenwich, CT	06831
(Address of Principal Executive Offices)	(Zip Code)

Registrants’ telephone number, including area code    (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-2 under the Exchange Act (17 CFR 240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

        Certain statements contained in the Presentation (as defined below) are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.    These statements can generally be identified by words such as “believes,” “expects,” “plans,” “intends,” “projects,” “forecasts,” “may,” “will,” “should,” “on track” or “anticipates,” or the negative thereof or comparable terminology, or by discussions of vision, strategy or outlook. Our businesses and operations are subject to a variety of risks and uncertainties, many of which are beyond our control, and, consequently, actual results may differ materially from those projected by any forward-looking statements. Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) weaker or unfavorable economic or industry conditions can reduce demand and prices for our products and services, (2) non-residential construction spending, or governmental funding for infrastructure and other construction projects, may not reach expected levels, (3) we may not always have access to capital at desirable rates for our businesses or growth plans, (4) any companies we acquire could have undiscovered liabilities, may strain our management capabilities or may be difficult to integrate, (5) rates we can charge and time utilization we can achieve may be less than anticipated,(6) costs we incur may be more than anticipated, including by having expected savings not be realized in the amounts or time frames we have planned, (7) competition in our industry for talented employees is intense, which can affect our employee costs and retention rates, (8) we have (and the ability to incur additional) significant leverage, which requires us to use a substantial portion of our cash flow for debt service and can constrain our flexibility in responding to unanticipated or adverse business conditions, (9) we are subject to an ongoing inquiry by the Securities and Exchange Commission (“SEC”), and there can be no assurance as to its outcome or any other potential consequences thereof for us, (10) we are subject to purported class action lawsuits and derivative actions filed in light of the SEC inquiry and additional purported class action lawsuits relating to the terminated merger transaction with Cerberus affiliates, and there can be no assurance as to their outcome or any other potential consequences thereof for us and (11) we may incur additional significant costs and expenses (including indemnification obligations) in connection with the SEC inquiry, the purported class action lawsuits and derivative actions referenced above, the U.S. Attorney’s office inquiry, or other litigation, regulatory or investigatory matters related to the foregoing or otherwise. For a fuller description of these and other possible uncertainties, please refer to our Annual Report on Form 10-K for the year ended December 31, 2007, as well as to our subsequent filings with the SEC. Our forward-looking statements contained in the Presentation speak only as of the date of our most recent earnings call (February 29, 2008), and we have not updated, and we make no commitment to update or publicly release revisions to, any forward-looking statements in order to reflect new information or subsequent events, circumstances or changes in expectations.

Item 7.01.    Regulation FD Disclosure.

        Certain information concerning our business, financial results and 2008 outlook that we expect to use at certain investor meetings and presentations beginning after the markets close today, Thursday, March 6, 2008 (the “Presentation”), can be currently accessed on our website, www.unitedrentals.com. The Presentation will be maintained on our website for at least the period of its use at such meetings and presentations or until superseded by more current information.

        The Presentation includes certain financial measures, free cash flow and EBITDA, that are non-GAAP financial measures as defined under the rules of the SEC. Free cash flow represents net cash provided by operating activities, less purchases of rental and non-rental equipment plus proceeds from sales of rental and non-rental equipment and excess tax benefits from share-based payment arrangements. EBITDA represents the sum of income from continuing operations before provision for income taxes, interest expense, net, interest expense-subordinated convertible debentures, depreciation-rental equipment and non-rental depreciation and amortization. The Presentation includes a reconciliation of these non-GAAP financial measures to their nearest GAAP financial measures. Management believes that free cash flow provides useful additional information concerning cash flow available to meet future debt service obligations and working capital requirements and EBITDA provides an enhanced perspective of our operating performance. However, neither of these measures should be considered an alternative to net income or cash flows from operating activities under GAAP as indicators of operating performance or liquidity. Information reconciling forward-looking free cash flow and EBITDA expectations to a GAAP financial measure is unavailable to us without unreasonable effort.

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SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 6th day of March, 2008.

UNITED RENTALS, INC.

By:	/s/ Roger E. Schwed

Name:	Roger E. Schwed
Title:	General Counsel

UNITED RENTALS (NORTH AMERICA), INC.

By:	/s/ Roger E. Schwed

Name:	Roger E. Schwed
Title:	General Counsel

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